SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report February 9, 1999


                          COMMERCIAL PROPERTIES 3, L.P.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


              Virginia                     0-13341                11-2680561
              --------                     -------                ----------
    State or other jurisdiction          Commission              IRS Employer
          of incorporation               File Number          Identification No.


3 World Financial Center, 29th Floor
New York, NY    Attn.:  Andre Anderson                              10285
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Address of principal executive offices                            Zip Code


Registrant's telephone number, including area code (212) 526-3183
                                                   --------------

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COMMERCIAL PROPERTIES 3 L.P.


Item 2. Disposition of Assets

On February 9, 1999, Commercial Properties 3, L.P., a Virginia limited partnership (the "Partnership"), sold Metro Park Executive Center (the "Property") to an unaffiliated partnership, Triad Properties Holdings, Ft. Myers, LTD. (the "Buyer"), for a selling price of approximately $3,853,000, net of closing adjustments and selling costs. The selling price was determined by arm's length negotiations between the Partnership and the Buyer.

As a result of the sale, the General Partners intend to distribute the net proceeds therefrom (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) during the first quarter of 1999.


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COMMERCIAL PROPERTIES 3 L.P.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                               COMMERCIAL PROPERTIES 3, L.P.

                           BY: REAL ESTATE SERVICES VII, INC.
                               A General Partner



Date:  February 24, 1999       BY:  /s/Michael T. Marron
                                    --------------------
                                    Michael T. Marron
                                    President and Chief Financial Officer